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                                                                   EXHIBIT 10.22

                                                       AMENDED AND RESTATED
                                                  EMPLOYMENT AGREEMENT dated as
                                                  of March 14, 2001, between
                                                  VALLEY INDUSTRIES, LLC, a
                                                  Delaware limited liability
                                                  company (the "Company"), and
                                                  BRYAN FLETCHER (the
                                                  "Executive").



                  The Company desires to enter into this Agreement in order to assure itself of the service of the Executive and the Executive desires to accept employment with the Company, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

         SECTION 1. EMPLOYMENT. The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

         SECTION 2. TERM. The employment of the Executive hereunder shall be for a period deemed to have commenced on July 1, 2000 (the "Commencement Date") and ending on December 31, 2003 (the "Initial Term") or such earlier date upon which the employment of the Executive shall terminate in accordance with the provisions hereof. Unless terminated earlier in accordance with the provisions hereof, at the end of the Initial Term and at the end of each term thereafter, the employment of the Executive hereunder shall automatically renew for successive two year periods unless the Company shall give the Executive written notice of its desire not to renew the term or the Initial Term no later than 30 days prior to the termination of the then current term. The period commencing on the Commencement Date and ending on the date of termination of the Executive's employment hereunder shall be called the "Term of Employment" and the date on which the Executive's employment hereunder shall terminate shall be called the "Termination Date."

         SECTION 3. DUTIES. During the Term of Employment, the Executive shall be employed as the President, Aftermarket Operations of the Company and shall perform such duties as are consistent therewith as the respective Boards of Directors of the Company and AAS Holdings, LLC, a Delaware limited liability company ("Holdings") (each, a "Board" and together, the "Boards") or their respective designees shall designate. The Executive shall use his best efforts to perform well and faithfully the foregoing duties and responsibilities.

         SECTION 4. TIME TO BE DEVOTED TO EMPLOYMENT. During the Term of Employment, the Executive shall devote all of his business time, attention and energies to the business of the Company and its subsidiaries (except for vacations to which he is entitled pursuant to Section 6(b)) and periods of illness or incapacity). During the Term of Employment, the Executive shall not engage in any business activity which, in the reasonable judgment of either of the Boards, conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.


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         SECTION 5. COMPENSATION.

              (a) The Company (or at the Company's option, any subsidiary or affiliate thereof) shall pay to the Executive an annual base salary (the "Base Salary") during the Term of Employment of not less than $150,000, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to its executive officers, which Base Salary shall be subject to such increases as the Company's Board, in its sole discretion, may from time to time determine. The Executive's performance shall be reviewed at least annually by the Boards.

              (b) During the Term of Employment, the Executive shall be eligible to participate in a bonus plan in the range which will provide the Executive with an annual cash bonus of 30%-50% of the Base Salary, subject to the achievement by the Company of performance goals established by Holdings' Board in its sole discretion.

         SECTION 6. BUSINESS EXPENSES; BENEFITS.

              (a) The Company (or, at the Company's option, any subsidiary or affiliate thereof) shall reimburse the Executive, in accordance with the practice from time to time for executive officers of the Company, for all reasonable and necessary expenses and other disbursements incurred by the Executive for or on behalf of the Company in the performance of the Executive's duties hereunder. The Executive shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company.

              (b) During the Term of Employment, the Executive shall be entitled to four weeks vacation per year.

              (c) During the Term of Employment, the Company shall continue to provide the Executive with the group health, life and disability insurance benefits, and retirement plan benefits that were provided by the Company to the Executive prior to the Closing.

         SECTION 7. INVOLUNTARY TERMINATION.

              (a) If the Executive is incapacitated or disabled (such condition being hereinafter referred to as a "Disability") in a manner that would qualify the Executive for benefits under the disability policy of the Company (the "Disability Policy"), the Term of Employment and the employment of the Executive under this Agreement shall cease (such termination, as well as a termination under Section 7(b), being hereinafter referred to as an "Involuntary Termination") and the Executive shall be entitled to receive the benefits payable under the Disability Policy.

              (b) If the Executive dies during the Term of Employment, the Term of Employment and the Executive's employment hereunder shall cease as of the date of the Executive's death.

              (c) During the Term of Employment, the Company shall reimburse the Executive for his reasonable automobile expenses up to six hundred dollars ($600) per month (which amount shall be paid in addition to the Base Salary).


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         SECTION 8. TERMINATION FOR CAUSE. The Company may terminate the Term of
Employment and the employment of the Executive hereunder at any time for Cause (as hereinafter defined) (such termination being referred to herein as a "Termination For Cause") by giving the Executive written notice of such termination, effective immediately upon the giving of such notice to the Executive. As used in this Agreement, "Cause" means the Executive's (a) commission of an act (i) constituting a felony or (ii) involving fraud, theft or dishonesty which is not a felony and which materially adversely affects the Company or could reasonably be expected to materially adversely affect the Company, (b) repeated failure to be reasonably available to perform his duties, which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company, (c) repeated failure to follow the lawful directions of the Boards, which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company, (d) material breach of any agreement with the Company (including any noncompete provisions of this or any agreement between the Executive and the Company) which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company, or (e) resignation (other than a Resignation for Good Reason under the circumstances specified in the final sentence of Section 10(b)).

         SECTION 9. TERMINATION WITHOUT CAUSE. The Company may terminate the Term of Employment and the employment of the Executive hereunder without Cause (such termination being hereinafter referred to as a "Termination Without Cause") by giving the Executive written notice of such termination, which notice shall be effective on the date specified therein but not earlier than the date on which such notice is given.

         SECTION 10. EFFECT OF TERMINATION.

              (a) Upon the termination of the Term of Employment and the Executive's employment hereunder due to an Involuntary Termination or Termination for Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except to receive (i) the unpaid portion, if any, of the Base Salary provided for in Section 5(a), computed on a pro rata basis to the Termination Date (based on the actual number of days elapsed over the actual number of days of the year in which such termination occurs), (ii) any unpaid accrued benefits of the Executive, and (iii) reimbursement for any expenses for which the Executive shall not have been reimbursed as provided in Section 6(a).

              (b) Upon the termination of the Executive's employment hereunder due to a Termination Without Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right to receive (i) the amounts set forth in Section 10(a), (ii) the prorated portion of any bonus earned by the Executive in such year under any Company incentive compensation plan in which the Executive participates, (iii) the Base Salary through the date which is twelve (12) months from the Termination Date, payable in such installments over the applicable period as the base salary is generally paid to the Executive, and (iv) the costs to the Executive under COBRA to receive insurance coverage from the Company during the period commencing on the Termination Date through the date which is the earlier to occur of (1) the date which is 12 months from the Termination Date and (2) the day prior to the date on which the Executive shall be included in any insurance program provided by any other employer. In the event that a Termination Without


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Cause or a Resignation for Good Reason shall occur within six (6) months after the effective date of a Change of Control, the Executive shall be entitled solely to the same benefits set forth in this Section 10(b) except that all references to 12 months shall be deemed to be references to 18 months. The Executive shall have no duty to mitigate the Company's obligations under this
Section 10(b).

              (c) As used herein, "Resignation for Good Reason" means a resignation by the Executive within nine (9) months of a Change in Control due to: (i) any reduction in the Base Salary or bonus opportunity or any failure of the Company or its successor to continue to offer at least substantially the same level of benefits to which the Executive was entitled (excluding profit sharing through equity participation or otherwise); (ii) assignment to the Executive of any duties inconsistent in any material respect with his position, status, offices, titles and reporting relationships, authority, duties or responsibilities, or any other action by the Executive's employer (including any successor to the Company) that results in a significant diminution in his position, status, titles, reporting relationships, authority, duties or responsibility; or (iii) the Executive's employer's requiring him (without his consent) to relocate to a primary job location more than 50 miles from his primary job location, in each case, as was the case immediately prior to the effective date of a Change in Control. As used herein, "Change in Control" means any of: (i) a sale by the Company of all or substantially all of the assets of its after-market division headquartered in Lodi, California; (ii) a sale or other transfer (whether directly, by merger, or otherwise) of more than 50% of the Company's outstanding membership units to one or more Third Parties in a single transaction or a series of related transactions; (iii) a sale by the Parent of all or substantially all of its assets; (iv) a sale or other transfer (whether directly, by merger, or otherwise) of more than 50% of the Parent's outstanding membership units to one or more Third Parties in a single transaction or a series of related transactions; or (v) the Board's determination, by a majority vote, that a Change in Control has occurred or is about to occur. As used herein, "Parent" means Advanced Accessory Systems, LLC, a Delaware limited liability company. As used herein, "Third Party" means any person or entity that is not directly or indirectly a Member of the Parent as of August 1, 2000.

         SECTION 11. INSURANCE. The Company may, for its own benefit, in its sole discretion, maintain "key-man" life and disability insurance policies covering the Executive. The Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company's obtaining and maintaining such policies.

         SECTION 12. DISCLOSURE OF INFORMATION. The Executive shall not, at any time during the Term of Employment or thereafter, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information (including, without limitation, non-public information obtained prior to the date hereof) concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever, nor shall the Executive make use of any of such non-public information for his own purpose or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof. Upon the termination of the Term of Employment, the executive shall return to the Company all property of the Company or any subsidiary or affiliate thereof then in the possession of the Executive and all books, records,


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computer tapes or discs and all other material containing non-public information concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof.

         SECTION 13. RIGHT TO INVENTIONS. The Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all marks, designs, logos, inventions, improvements, technical information and suggestions relating in any way to the business conducted by the Company, which he may develop or which may be acquired by the Executive during the Term of Employment (whether or not during usual working hours), together with all trademarks, patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such mark, design, logo, invention, improvement or technical information. In connection therewith:

                  (i) the Executive shall without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to any such marks, designs, logos, inventions, improvements, technical information, trademarks, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world;

                  (ii) the Executive shall render to the Company at its expense (including a reasonable payment for the time involved in case he is not then in its employ based on his last per diem earnings) all such assistance as it may require in the prosecution of applications for said trademarks, patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said trademarks, applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such trademarks, patents, inventions, improvements or technical information; and

                  (iii) for the avoidance of doubt, the foregoing provisions shall be deemed to include an assignment of future copyright in accordance with Section 37 of the Copyright Act of 1986 and any amendment or re-enactment thereof.

         SECTION 14. RESTRICTIVE COVENANT.

              (a) The Company is in the business of designing, manufacturing and selling towing products (the "Business"). The Executive acknowledges and recognizes that the Business has been conducted, and substantial sales of its products have been made, throughout the United States, and the Executive further acknowledges and recognizes the highly competitive nature of the industry in which the Business is involved. Accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and in consideration of and as an inducement to the Company to consummate the transactions contemplated by the Purchase Agreement, the Executive shall not during the Non-Competition Period (as defined below) (i) directly or indirectly engage, whether or not such engagement shall be as a partner, stockholder, affiliate or other participant, in any Competitive Business (as defined below), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit, (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise,


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between the Company and any other person or entity, including, without limitation, any customer, supplier or employee of the Company, (iii) induce any employee of the Company or the Business to terminate his employment with the Company or the Business or to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business), or (iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business). Anything contained in this Section 14 to the contrary notwithstanding, an investment by the Executive in any entity in which the Executive and his affiliates exercise no operational or strategic control and which constitutes less than 2% of the capital of such entity shall not constitute a breach of this Section 14.

              (b) As used herein, "Non-Competition Period" shall mean the period commencing on the date hereof and terminating on the fifth anniversary of the Termination Date; provided, however, that if the Term of Employment shall have been terminated pursuant to Section 9, then "Non-Competition Period" shall mean the period commencing on the date hereof and terminating on the later of (i) the second anniversary of the Termination Date and (ii) the end of the period following the Termination Date which is equal to the period of the Term of Employment (assuming that the Term of Employment shall not exceed five years for purposes of this clause (ii)); and "Competitive Business" shall mean any business in any State of the United States or anywhere outside the United States engaged in designing, engineering, manufacturing, selling or distributing (x) systems or components thereof (such as trailer hitches, trailer balls and ball mounts) intended to facilitate towing.

              (c) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company or any subsidiary or affiliate thereof, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder and pursuant to other agreements between the Company and the Executive to justify clearly such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a living.

         SECTION 15. ENFORCEMENT; SEVERABILITY; ETC. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

         SECTION 16. REMEDIES. The Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Executive of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach. Nothing contained


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in this Agreement shall be construed as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement.

         SECTION 17. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

      if to the Company, to:

                Valley Industries, LLC
                c/o Advanced Accessory Systems, LLC
                12900 Hall Road
                Suite 200
                Sterling Heights, Michigan  48313
                Attention: Chief Executive Officer
                Telecopier: (810) 997-6839;

      with copies to:

                O'Sullivan Graev & Karabell, LLP
                30 Rockefeller Plaza
                New York, New York  10112
                Attention:  Ilan S. Nissan, Esq.
                Telecopier: (212) 408-2443;

      if to the Executive, to:

                Bryan Fletcher
                832 Westwood Drive
                Lodi, California, 95242


or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         SECTION 18. BINDING AGREEMENT; BENEFIT. Subject to Section 23, the provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.


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         SECTION 19. GOVERNING LAW. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of laws).

         SECTION 20. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

         SECTION 21. ENTIRE AGREEMENT; AMENDMENTS. This Agreement amends and restates the Employment Agreement dated as of August 5, 1997, between the Company and the Executive, as amended by Amendment No. 1 dated as of August 1, 2000. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties.

         SECTION 22. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 23. ASSIGNMENT. This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its subsidiaries and affiliates.

         SECTION 24. COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 25. GENDER. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amended and Restated Employment Agreement as of the date first written above.



                                       VALLEY INDUSTRIES, LLC



                                       By:      /s/ TERENCE C. SEIKEL
                                            ------------------------------------
                                          Name:
                                          Title:



                                                /s/ BRYAN FLETCHER
                                            ------------------------------------
                                            BRYAN FLETCHER